Exhibit 21
Subsidiaries of Registrant
As of December 31, 2005

Name	State or Jurisdiction of Incorporation or Organization

CDV I Incorporated	Delaware
Comerica AHOC, LLC	Delaware
Comerica Assurance Ltd.	Bermuda
Comerica Auto Floorplan, LLC	Delaware
Comerica Bank	Michigan
Comerica Bank Mexico, S.A.	Mexico
Comerica Bank & Trust, National Association	United States
Comerica (Bermuda), Ltd.	Bermuda
(f/k/a Comerica Trust Company of Bermuda, Ltd.)
Comerica California Preferred Capital, LLC	Delaware
Comerica Capital Advisors Incorporated	Delaware
Comerica Capital Markets Corporation	Michigan
Comerica Capital Trust I	Delaware
Comerica Capital Trust II	Delaware
Comerica Coastal Incorporated	Delaware
Comerica Dealer Finance, LLC	Delaware
Comerica do Brasil Participacoes e Servicos Ltda.	Brazil
Comerica Equities Incorporated	Delaware
Comerica Financial Incorporated	Michigan
(f/k/a/ Comerica AutoLease, Inc.)
Comerica 10A Financial, LLC	Michigan
(f/k/a Project 10A, LLC)
Comerica Holdings Incorporated	Delaware
Comerica Insurance Group, Inc.	Michigan
Comerica Insurance Services, Inc.	Michigan
Comerica Insurance Services of Texas Incorporated	Texas
(f/k/a CMA Insurance Services, Inc.)
Comerica International Corporation	USA
Comerica Investment Services, Inc.	Michigan
Comerica Leasing Corporation	Michigan
(f/k/a CMCA Lease, Inc.)
Comerica Management Company	Michigan
Comerica Merchant Services, Inc.	Delaware
Comerica Preferred Capital, LLC	Delaware
Comerica Properties Corporation	Michigan
Comerica Securities, Inc.	Michigan
Comerica Texas Preferred Capital, LLC	Delaware

Name	State or Jurisdiction of Incorporation or Organization
Comerica Trade Services Limited	Hong Kong
Comerica Ventures Incorporated	California
(f/k/a Imperial Ventures, Inc.)
Comerica West Enterprises Incorporated	Delaware
Comerica West Financial Incorporated	Delaware
Comerica West Incorporated	Delaware
DFP Cayman LP	Cayman Islands
DFP Luxembourg S.A.	Luxembourg
Imperial Capital Trust I	Delaware
Imperial Management, Inc.	Delaware
(f/k/a Imperial Financial Group, Inc.)
Interstate Select Insurance Services, Inc.	California
Munder Capital Management	Delaware
Munder UK, L.L.C.	Delaware
Pacific Bancard Association, Inc.	California
Professional Life Underwriters Services, Inc.	Michigan
ROC Technologies Inc.	Delaware
VRB Corp.	Michigan
WAM Holdings, Inc.	Delaware
WAM Holdings II, Inc.	Delaware
Wilson, Kemp & Associates, Inc.	Michigan